                                   Exhibit 7.1


                            STOCK EXCHANGE AGREEMENT
                            ------------------------

         THIS AGREEMENT entered into by and between Kurt Seifman, an individual ("Seifman") and ____________________________ ("Shareholder") provides as follows:

                                    RECITALS

         A. Shareholder is the owner of _______ shares of the $.001 par value common stock of Bavaria Tech Ltd., a Delaware corporation ("Bavaria Stock").

         B. Seifman is the owner of shares of the $.0001 par value common stock of Advanced Technology Industries, Inc. ("ATI" Stock").

         C. Shareholder desires to exchange his Bavaria Stock for ATI Stock held by Seifman on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration for the mutual covenants and conditions set forth herein and for other good and valuable consideration the receipt of which is hereby acknowledged that parties agree as follows:

         1.       Exchange of Shares.
                  -------------------

                  Seifman and Shareholder will exchange shares of Bavaria Stock and ATI Stock on the basis of Seifman delivering one share of ATI Stock to Shareholder for each share of Bavaria Stock, to wit: ______ shares of ATI Stock for a like number of shares of Bavaria Stock.

         2.       Escrow and Escrow Holder.
                  ------------------------

         H. Roy Jeppson, attorney at law, ("Escrow Holder") is hereby designated the Escrow Holder for the parties to complete this transaction.

         3.       Exchange of Documents.
                  ----------------------

                  Seifman shall deliver to Escrow Holder ATI Stock share certificates aggregating not less than the number of shares to be exchanged with Shareholder together with Stock Transfer Powers Separate From Certificate designating Escrow Holder as the agent to transfer said shares. Stockholder shall deliver to Escrow Holder share certificates for the shares to be exchanged under this agreement together with Stock Transfer Powers Separate From Certificate designating Escrow Holder as the agent to transfer said shares. Seifman and Shareholder shall also deliver instructions to Escrow Holder instructing Escrow Holder as to the share denominations and the shareholder to be designated in the share certificates to be delivered to the other. Escrow Holder shall obtain ATI Stock certificates for Shareholder as instructed and Bavaria Stock certificates for Seifman as instructed and shall distribute said certificates accordingly. In the event that Seifman delivers ATI share certificates in excess of those to be delivered to Shareholder Escrow Holder shall obtain certificates from the transfer agent of ATI for the excess in the name of Seifman and deliver the same to Seifman.

         4.       Hold Harmless of Escrow Holder.
                  -------------------------------

                  Both parties hereto shall release escrow holder from any liability for any action of Escrow Holder hereunder except for acts involving gross negligence or fraud. Each party hereto shall indemnify and hold Escrow Holder harmless from any liability, loss, damages, claims, or actions against Escrow Holder by the other party or any third party, including all actual attorneys fees and costs which Escrow Holder may incur in the event that it must defend itself against claims by either party or any third party.

         5.       Warranties and Representations.
                  -------------------------------

                  Each party makes the following warranties and representations to the other:

                  5.1 Each party has good and valid title and ownership of the shares being transferred by said party hereunder free and clear of all claims, liens, encumbrances, or liabilities of any kind whatsoever.

                  5.2 Each party has the right without the consent or approval of any third party to transfer, convey, and assign the shares being transferred hereunder. Neither party has previously transferred, assigned or conveyed said shares to any other party or entity.

                  5.3 There are no judgments, tax liens, injunctions, court orders or decrees, mortgages, or liens that effect said shares or the ability of said party to transfer the shares as contemplated hereunder.

                  5.4 Each party is acquiring the shares to be received hereunder for said party's own account and not with a view to or for sale in connection with any distribution of the shares.

         6.       Seifman's Representations
                  -------------------------

                  Seifman acknowledges that the Bavaria Stock is not traded publicly and that there is no market for the stock. In addition, Seifman acknowledges that Bavaria Tech Ltd. has no assets other than certain technologies that it owns which may or may not have any present or future value. Seifman acknowledges that no representations to the contrary have been made to him nor have any representations, either written or oral, been made to him concerning the present or future value of the Bavaria Stock.

         7.       Restrictions Upon Stock
                  -----------------------

                  7.1      Restrictions On ATI Stock
                           -------------------------

                           7.1.1 Shareholder acknowledges that (i) Seifman is an
affiliate of ATI under Rule 144 of the Securities Act of 1933, (ii) the ATI Stock being received hereunder has not been registered under the Securities Act of 1933 ("Securities Act") or any state securities laws and are being transferred hereunder in reliance upon certain provisions of federal and state securities laws exempting said shares from such registration, (iii) there are substantial restrictions on the sale of the shares acquired hereunder and that the shares may be transferred only in accordance with the provisions of this Paragraph, and (iv) each certificate representing the shares issued hereunder and any other securities issued in respect of the shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall (unless otherwise permitted or unless the shares have been registered under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                           7.1.2 Shareholder acknowledges and agrees that the
shares may not be transferred without (i) registration under the Securities Act,
(ii) the receipt by ATI of an opinion of counsel acceptable to ATI that such transfer is exempt from the registration provisions of the Securities Act and applicable state securities laws, or (iii) the receipt by ATI of a "no-action" letter from the Securities and Exchange Commission ("SEC") and any applicable state agency that said transfer will not violate the Securities Act and applicable state securities laws.

                  7.2      Restrictions On Bavaria Stock
                           -----------------------------

                           7.2.1 Seifman acknowledges and agrees that (i) The
Bavaria Stock being received hereunder has not been registered under the Securities Act or any state securities laws and was issued in reliance upon certain provisions of federal and state securities laws exempting said shares from registration, (ii) there are substantial restrictions on the sale of the Bavaria Stock acquired hereunder and that The Bavaria Stock may be transferred only in accordance with the provisions of this Paragraph, and (iii) each certificate representing The Bavaria Stock and any other securities issued in respect of The Bavaria Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall (unless otherwise permitted or unless the shares have been registered under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                           7.2.2 Seifman acknowledges and agrees that the
Bavaria Stock may not be transferred without (i) registration under the Securities Act, (ii) the receipt by Bavaria Tech, Ltd. of an opinion of counsel acceptable to Bavaria Tech, Ltd. that such transfer is exempt from the registration provisions of the Securities Act and applicable state securities laws, or (iii) the receipt by Bavaria Tech, Ltd. of a "no-action" letter from the SEC and any applicable state agency that said transfer will not violate the Securities Act and applicable state securities laws.

         8.       Miscellaneous
                  -------------

                  8.1      Notices
                           -------

                           All notices and other communications hereunder shall
be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of computer transmission) to the parties at the following addresses (or at another address for a party as shall be specified by like notice):

         To Seifman:                Taubenstrasse 20
                                    Berlin, Germany   D-10117
                                    Facsimile No.: 011 49 302 017 7899

         With copy to:              H. Roy Jeppson
                                    Law Offices of H. Roy Jeppson
                                    11900 West Olympic Boulevard, Sixth Floor
                                    Los Angeles, California  90064
                                    Facsimile No.:  (310) 826-5350

         To Shareholder:            ___________________________
                                    ___________________________
                                    FAX No. ___________________

                  8.2      Interpretation
                           --------------

                           The words "include", "includes" and "including", when
used herein, shall be deemed in each case to be followed by the words "without limitation". The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used herein, references to the singular include the plural and the plural include the singular, except where the context requires otherwise. As used herein, references to person includes individuals and entities.

                  8.3      Counterparts and Facsimile Signatures
                           -------------------------------------

                           This Agreement may be executed in one or more
counterparts and by facsimile signature, all which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart.

                  8.4      Entire Agreement
                           ----------------

                           This Agreement and the exhibits hereto, and the
documents and instruments and other agreements among the parties hereto referenced herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  8.5      Severability
                           ------------

                           In the event that any provision of this Agreement, or
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void, or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provisions to persons or circumstances will be interpreted reasonably so as to give effect to the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes intended by the void or unenforceable provision.

                  8.6      Other Remedies
                           --------------

                           Except as otherwise provided herein, any and all
remedies herein expressly conferred upon a party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by law or equity, upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

                  8.7      Governing Law; Venue
                           --------------------

                           This Agreement shall be governed by and construed in
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Any action relating to or arising under this Agreement shall be brought in the State of California and the parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in California.

                  8.8      Rules of Construction
                           ---------------------

                           The parties hereto agree that they have been
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                  8.9      Cooperation
                           -----------

                           The parties hereto agree to cooperate and to execute
such documents and take such actions as may be necessary in order to complete the transactions contemplated by this Agreement.

                  8.10     Specific Performance
                           --------------------

                           The parties hereto agree that irreparable damages
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having proper venue hereunder, this being in addition to any other remedy to which they are entitled at law or in equity.

                  8.11     Attorneys' Fees and Cost
                           ------------------------

                           In the event of any action at law or in equity
between the parties hereto to enforce any of the provisions hereof, the unsuccessful party or parties to such litigation shall pay to the successful party or parties all costs and expenses, including actual attorneys' fees, incurred therein by such successful party or parties and if such successful party or parties shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included in and as part of such judgment. The successful party shall be the party who is entitled to recover his or its costs of suit, whether or not the suit proceeds to final judgment. A party not entitled to recover his or its costs shall not recover attorneys' fees.

                  8.12     REPRESENTATION BY COUNSEL
                           -------------------------

                           Each of the parties hereto has had counsel of their
choosing negotiate, review and provide input regarding the terms of this Agreement, or has freely and knowingly declined to have counsel represent them regarding this transaction. This agreement shall be deemed to have been drafted jointly by both parties and shall not be construed more strictly against either party than the other party.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of ___________________, 2001.


         "Seifman"
                                               ---------------------------------
                                               Kurt Seifman



         "Shareholder"
                                               ---------------------------------